kpmg

KPMG LLP
Chartered Accountants
1200 205 - 5th Avenue SW	Telephone	(403) 691-8000
Calgary AB T2P 4B9	Telefax	(403) 691-8008
www.kpmg.ca

Exhibit 1

ACCOUNTANTS’ CONSENT

To:                            The Board of Directors
TransCanada PipeLines Limited

We consent to incorporation by reference in the Registration Statement (No. 33-00958) on Form S-8 dated November 7, 1985, the Registration Statement (No. 333-5916) on Form S-8 dated November 4, 1996, the Registration Statement (No. 333-8470) on Form S-8 dated March 18, 1998, the Registration Statement (No. 333-9130) on Form S-8 dated July 15, 1998, the Post-Effective Amendment No. 2 on Form F-3, dated December 5, 1996 to the Registration Statement (No. 33-13564) on Form S-3 dated April 16, 1987, the Registration Statement (No. 333-6132) on Form F-3 dated December 5, 1996 and the Registration Statement (No. 333-101140) on Form F-10 dated November 20, 2002 of TransCanada PipeLines Limited, of our report dated February 25, 2003 relating to the consolidated balance sheets of TransCanada PipeLines Limited and subsidiaries as at December 31, 2002 and 2001 and the related statements of consolidated income, retained earnings, and cash flows for each of the years in the three-year period ended December 31, 2002 which report is attached to Form 40-F of TransCanada PipeLines Limited for the fiscal year ended December 31, 2002 and further consent to the use of such report in such annual report on Form 40-F.

“Signed KPMG LLP”

Chartered Accountants

Calgary, Canada

March 25, 2003